Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Pyrophyte Acquisition II LLC

Address of Joint Filer:
3262 Westheimer Road, Suite 706
Houston, Texas 77098

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Pyrophyte Acquisition Corp. II [PAII]

Date of Event Requiring Statement:
(Month/Day/Year):	07/16/2025

Name of Joint Filer:	Sten Gustafson

Address of Joint Filer:	c/o Pyrophyte Acquisition II LLC
3262 Westheimer Road, Suite 706
Houston, Texas 77098

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer (Chief Financial Officer)

Issuer Name and Ticker or Trading Symbol:	Pyrophyte Acquisition Corp. II [PAII]

Date of Event Requiring Statement:
(Month/Day/Year):	07/16/2025

Name of Joint Filer:	Bernard Duroc-Danner

Address of Joint Filer:	c/o Pyrophyte Acquisition II LLC
3262 Westheimer Road, Suite 706
Houston, Texas 77098

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer (Chief Executive Officer)

Issuer Name and Ticker or Trading Symbol:	Pyrophyte Acquisition Corp. II [PAII]

Date of Event Requiring Statement:
(Month/Day/Year):	07/16/2025